Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q/A of Universal Capital Management, Inc. (the “Company”) for the quarter ended January 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph T. Drennan, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to my knowledge:

1.

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Joseph T. Drennan

Joseph T. Drennan

Chief Financial Officer (Principal Financial Officer)

March 25, 2008